Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-299084) of our report dated April 15, 2026, relating to the consolidated financial statements of Boxlight Corporation and Subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the year ended December 31, 2025. We also consent to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
October 22, 2026